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                                  May 18, 1998


Terex Corporation
500 Post Road East
Westport, CT 06880


Ladies and Gentlemen:

                  We have served as counsel to Terex Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities ("Debt Securities"), which may be either senior or subordinated Debt Securities, (ii) shares of preferred stock, par value $.01 per share ("Preferred Stock"), (iii) shares of common stock, par value $.01 per share ("Common Stock"), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, "Warrants") and (v) rights to purchase Preferred Stock and Common Stock ("Rights," and together with the Debt Securities, Preferred Stock, Common Stock and Warrants, the "Securities"), to be offered by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $300,000,000. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  In connection with our representation of the Company, we have examined the Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws of the Company, each as amended to date (together, the "Charter Documents"), certificates of public officials, originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, documents, certificates, and other instruments as we considered appropriate as a basis for the opinions hereafter expressed.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the

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Terex Corporation
May 18, 1998
Page 2


Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and
(vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company's Charter Documents and not otherwise reserved for issuance.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

     2. With respect to Debt Securities to be issued under the Senior Securities Indenture, when (i) the Senior Securities Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); (ii) the Board of Directors of the Company or, to the extent permitted by the Delaware General Corporation Law (the "DGCL") and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the "Board") has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Terex Corporation
May 18, 1998
Page 3


     3. With respect to Debt Securities to be issued under the Subordinated Securities Indenture, when (i) the Subordinated Securities Indenture has been duly qualified under the TIA; (ii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters;
(iii) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and either (a) in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4. Pursuant to the Charter, the Company is authorized to issue up to 10,000,000 shares of Preferred Stock. Assuming that the aggregate number of shares of Preferred Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Preferred Stock issued by the Company or reserved for issuance, does not exceed 10,000,000 shares (or such other number of shares of Preferred Stock as may then be authorized for issuance under the Charter), when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate of Designation") and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware in accordance with the DGCL, and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred

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Terex Corporation
May 18, 1998
Page 4


Stock will be duly authorized, validly issued, fully paid and non-assessable.

     5. Pursuant to the Charter, the Company is authorized to issue up to 30,000,000 shares of Common Stock. Assuming that the aggregate number of shares of Common Stock issued and sold pursuant to the Registration Statement by the Company, along with all other shares of Common Stock from time to time issued and outstanding or reserved for issuance, does not exceed 30,000,000 shares (or such other number of shares of Common Stock as may then be authorized for issuance under the Charter), when (i) the Board has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock and, in the case of shares of Common Stock issued upon the conversion, exchange or exercise of another security, the consideration specified in the DGCL), the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     6. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve and establish the terms of such Warrants, to approve the issuance thereof and the terms of the offering thereof and related matters;
(ii) the terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iv) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

     7. With respect to Rights, when (i) the Board has taken all necessary corporate action to approve and establish the terms of such Rights, to approve the issuance thereof and the terms of the offering thereof and related matters;
(ii) the terms of such Rights and of their issuance and sale have been established so as not to violate any applicable law or result in a default under

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Terex Corporation
May 18, 1998
Page 5


or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) the rights agreement relating to the Rights has been duly authorized and validly executed and delivered by the Company and the rights agent appointed by the Company; and (iv) the Rights or certificates representing the Rights have been duly executed, countersigned, registered and delivered in accordance with the appropriate rights agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board and upon payment of the consideration therefor provided for therein, the Rights will be validly issued.

     The foregoing opinions are limited in all respects to the laws of the state of New York, the DGCL and federal laws.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

     We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement. We also consent to the reference of the name of our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                      Very truly yours,



                                   /s/ Robinson, Silverman, Pearce, Aronsohn,
                                         & Berman LLP